                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                               Pharmacia & Upjohn
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

LOGO PHARMACIA & UPJOHN

                                                                  March 18, 1999

To Our Shareholders:

  You are cordially invited to attend our Annual Meeting of Shareholders to be held on Tuesday, April 20, 1999 at 11:00 a.m. at the Radisson Plaza Hotel in Kalamazoo, Michigan, USA. The purpose of the meeting is to elect four directors to serve for a term of three years and to vote on a shareholder proposal. The meeting will also provide a report on operations and an opportunity for shareholders to ask questions or make comments if they wish. If you wish to attend, please sign and bring the admittance card attached to the enclosed proxy card.

  For shareholders unable to attend the meeting in Kalamazoo, an informational meeting will be held at the Cirkus, Djurgarden in Stockholm, Sweden, at 3:00 p.m. on Wednesday, April 21, 1999. This meeting will include the presentations made at the Annual Meeting in Kalamazoo and provide an opportunity for shareholders to ask questions and make comments, but no votes will be taken.

  Persons who were shareholders of record of the Company at the close of business on February 26, 1999, are entitled to have their votes counted at the meeting. The enclosed proxy card appoints the Chairman of the Board and the Chief Executive Officer of the Company as proxies or agents to vote your shares at the meeting as you direct. Whether or not you expect to personally attend the meeting in Kalamazoo, please complete the enclosed proxy card and either return it promptly in the envelope provided or, in the U.S., call the toll-free number indicated on the proxy card. If you have mailed your proxy card, you do not need to telephone.

                                   SOREN GYLL

                                   Soren Gyll
                             Chairman of the Board
                                  FRED HASSAN

                                  Fred Hassan
                            Chief Executive Officer

                            PHARMACIA & UPJOHN, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            KALAMAZOO, MICHIGAN, USA
                                 APRIL 20, 1999
--------------------------------------------------------------------------------

     The Annual Meeting of Shareholders of Pharmacia & Upjohn, Inc., a Delaware corporation, will be held on Tuesday, April 20, 1999, at 11:00 a.m., at the Radisson Plaza Hotel, Kalamazoo, Michigan, USA. The purpose of the Annual Meeting is to:

     1. Elect four directors for a term of three years;

     2. Vote on a shareholder proposal; and

     3. Transact such other business as may properly come before the meeting.

     There will also be an informational meeting for shareholders on Wednesday, April 21, 1999 at 3:00 p.m. at the Cirkus, Djurgarden in Stockholm, Sweden. This meeting will include the presentations provided during the Annual Meeting in Kalamazoo, but no votes will be taken.

     Shareholders will have an opportunity to ask questions and make comments at either meeting.

     Only shareholders of record at the close of business on February 26, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                            By Order of the Board
March 18, 1999                              Don W. Schmitz
                                            Secretary

--------------------------------------------------------------------------------

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, THE BOARD OF DIRECTORS REQUESTS THAT YOU SIGN THE ENCLOSED PROXY CARD AND EITHER RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR, IN THE U.S., CALL THE TOLL-FREE NUMBER INDICATED ON THE PROXY CARD.

                            PHARMACIA & UPJOHN, INC.

                               95 CORPORATE DRIVE
                         BRIDGEWATER, NEW JERSEY 08807

                                PROXY STATEMENT

  This proxy statement is being distributed to shareholders of Pharmacia & Upjohn, Inc. (the "Company") on or about March 18, 1999 in connection with the solicitation by the Company's Board of Directors of proxies to be used at the Annual Meeting of Shareholders of the Company. The Annual Meeting will be held at the Radisson Plaza Hotel in Kalamazoo, Michigan, USA, on Tuesday, April 20, 1999, at 11:00 a.m.

  Any shareholder giving a proxy has the power to revoke it at any time before it is voted. The Company will bear the costs of solicitation of proxies. The Company may also reimburse persons holding stock in their names or in those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies.

  It is the Company's policy that all proxies, ballots and voting tabulations that identify how shareholders voted will be kept confidential, except where disclosure may be required by applicable law, where disclosure is expressly requested by a shareholder, and in proxy solicitations not approved and recommended by the Board of Directors, and that the tabulators and the inspectors of election be independent and not employees of the Company.

  Shareholders of record at the close of business on February 26, 1999 are entitled to notice of and to vote at the meeting. At the close of business on January 31, 1999, the Company had 506,689,393 shares (excluding 1,978,314 treasury shares) of Common Stock outstanding, each share being entitled to one vote. These shares will be voted as specified in the shareholder's proxy card or by the shareholder in person or through his nominee at the Annual Meeting. The Company's fiscal year is the calendar year.

  At the close of business on January 31, 1999, shares of Convertible Perpetual Preferred Stock of the Company were held by the Pharmacia & Upjohn Employee Stock Ownership Trust pursuant to the Pharmacia & Upjohn Employee Savings Plan (the "Plan"). These shares have votes equivalent to 9,924,843 shares of Common Stock. In addition, there were 4,724,729 shares of Common Stock of the Company held in the Pharmacia & Upjohn Stock Fund of the Employee Savings Trust pursuant to the Plan. Each participant in the Plan may direct State Street Bank and Trust Company, as the Trustee of the Plan, how to vote the shares allocated to the participant's account under the Plan. The Trustee will vote the shares which have not been allocated to participant accounts or for which no instructions were timely received in the same proportion as the shares voted by participants who do provide such instruction. If a participant is also a shareholder of record, the proxy card given by such person will govern the voting of shares held by the participant both directly and through the Plan.

  Matters submitted to a vote of shareholders, other than the election of directors, must be approved by the holders of a majority of the shares voting at the Annual Meeting whether in person, by nominee or by proxy card. In determining whether a quorum exists at the meeting, all votes "for" or "against," as well as all abstentions (including votes to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes, will be counted. With respect to the election of directors, since the nominees receiving the four highest vote "for" totals will be elected as directors of the Company, abstentions and broker non-votes will not be counted. If an individual has signed the Company's proxy card but failed to indicate a vote, such proxy will be voted for all nominees, against the shareholder proposal and in the proxies' discretion on any other matters that may properly come before the meeting. The Company has engaged the services of D. F. King & Co., Inc. to assist in the solicitation of proxies for a fee not to exceed $20,000, plus out-of-pocket expenses.

                           ELECTION OF FOUR DIRECTORS

  The Board of Directors is composed of three classes of members. One class of directors is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified. Except where the authority to do so has been withheld, it is the intention of the persons named in the Company's proxy to vote to elect Richard M. Brown, M. Kathryn Eickhoff, Berthold Lindqvist and Bengt Samuelsson as directors. Although willing to stand for election, Richard H. Brown, a current member of the Board of Directors of the Company, has expressed the desire to resign from the Board as soon as a replacement is selected by the Board. A Search Committee of the Board, consisting of W.U. Parfet, as chairman, O. Lund, C.S. McMillan, B. Samuelsson,
S. Gyll and F. Hassan, has been formed to recommend a candidate to the full Board for election as a director to replace Richard Brown. The new director will also be nominated for election by the Shareholders at the Annual Meeting in the year 2000.

  These nominees have indicated a willingness to serve, but if, for any unforeseen cause, any of them should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising before the Annual Meeting of Shareholders in accordance with the discretionary authority of the proxies.

  Information with respect to the nominees for election and the directors continuing in office with respect to age and positions with the Company or other principal occupations for the past five years follows. Each individual, except
F. Hassan and C. Steven McMillan, was initially elected as a director of the Company in November 1995 following the combination (the "Combination") of The Upjohn Company ("Upjohn") and Pharmacia Aktiebolag ("Pharmacia").

                  NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                        FOR THREE-YEAR TERM EXPIRING IN 2002
                        RICHARD H. BROWN, AGE 51, CHIEF EXECUTIVE OFFICER OF EDS,
RICHARD BROWN           INC., AN INFORMATION TECHNOLOGY COMPANY. Prior to joining
PHOTO                   EDS, Inc., Mr. Brown had been Chief Executive Officer of
                        Cable and Wireless plc, a telecommunications company, and
                        before that he had been President and Chief Executive
                        Officer of H&R Block, Inc., a tax and financial services
                        company. He is a member of the Board of Directors of EDS,
                        Inc. He had served as a Director of Upjohn before the
                        Combination. He is a member of the Executive and
                        Compensation Committees of the Board of Directors.
                        M. KATHRYN EICKHOFF, AGE 59, PRESIDENT, EICKHOFF ECONOMICS
M. KATHRYN              INCORPORATED, ECONOMIC CONSULTANTS. Ms. Eickhoff is the
EICKHOFF PHOTO          former Associate Director for Economic Policy, United States
                        Office of Management and Budget. She also serves as a
                        director of AT&T, Tenneco Inc. and Fleet Bank, NA. Ms.
                        Eickhoff is a member of several business organizations
                        including the Conference of Business Economists, the
                        Economic Club of New York and the National Association of
                        Business Economists. She had served as a Director of Upjohn before the Combination. She is a member of the Audit
                        Committee of the Board of Directors. The Company has
                        retained Eickhoff Economics Incorporated to provide economic services to the Company for an annual fee of $25,000.

                   BERTHOLD LINDQVIST, AGE 60, FORMER PRESIDENT AND CHIEF EXECUTIVE OFFICER OF GAMBRO AB, A
BERTHOLD           GLOBAL MEDICAL TECHNOLOGY COMPANY. Mr. Lindqvist is also a member of the Board of Directors
LINDQVIST PHOTO    of Gambro AB, Trelleborg AB, PLM AB, Munters AB and Securitas AB. Mr. Lindqvist is also a member of the Royal Swedish Academy of Sciences. He had served as a Director of Pharmacia before the Combination. He is a member of the Compensation Committee of the Board of
                   Directors.
                   BENGT SAMUELSSON, M.D., AGE 64, PROFESSOR OF MEDICAL AND PHYSIOLOGICAL CHEMISTRY, AND,
BENGT SAMUELSSON   FORMERLY, PRESIDENT, KAROLINSKA INSTITUTE. Dr. Samuelsson was the Nobel Laureate in
PHOTO              Physiology or Medicine in 1982 and is currently Chairman of the Nobel Foundation. He is also a member of the Board of Directors of Svenska Handelsbanken, the Liposome Company and Nicox,
                   S.A., Valboune, France. Dr. Samuelsson is a member of the Royal Swedish Academy of Sciences, the American Academy of Arts and Sciences, the Association of American Physicians, Academie
                   des Sciences, Paris, the U.S. National Academy of Sciences, and the Royal Society, London.
                   He had served as a Director of Pharmacia before the Combination. He is a member of the
                   Nominating and Corporate Governance Committee of the Board of Directors. The Company
                   provides research grants and other business-related funding to the Karolinska Institute.

                            MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                                             TERM EXPIRING IN 2000
                   FRANK C. CARLUCCI, AGE 68, CHAIRMAN, THE CARLYLE GROUP, A MERCHANT BANK. Mr. Carlucci served
FRANK CARLUCCI     as U.S. Secretary of Defense from 1987 to 1989. Mr. Carlucci is currently on the Board of
PHOTO              Directors of Ashland, Inc., Kaman Corporation, Neurogen Corporation, Northern Telecom
                   Limited, The Quaker Oats Company, SunResorts, Ltd., N.V. and Texas Biotechnology
                   Corporation. He also serves on the board of trustees for the nonprofit Rand Corporation. He had served as a Director of Upjohn before the Combination. He is a member of the
                   Compensation Committee of the Board of Directors.

                   SOREN GYLL, AGE 58, CHAIRMAN OF THE BOARD OF THE COMPANY AND FORMER PRESIDENT AND CHIEF
SOREN GYLL PHOTO   EXECUTIVE OFFICER OF AB VOLVO, AN AUTOMOBILE MANUFACTURER. Mr. Gyll had also been Chairman of Procordia AB, the predecessor of Pharmacia, from 1992 until 1995, and before that had served as Procordia's President and Chief Executive Officer. Mr. Gyll is a member of the
                   Board of Directors of Bilia AB, AB Volvo, SKF AB, SCA AB, Skanska AB, Oresa Ventures and the
                   Federation of Swedish Industries. Mr. Gyll is also a member of the Royal Swedish Academy of
                   Engineering Sciences. He had served as a Director of Pharmacia before the Combination. He is
                   Chairman of the Executive Committee of the Board of Directors.

                   WILLIAM U. PARFET, AGE 52, CO-CHAIRMAN OF MPI RESEARCH, LLC, A PRE- CLINICAL TOXICOLOGY AND
WILLIAM PARFET     CLINICAL PHARMACEUTICAL TESTING LABORATORY. Mr. Parfet assumed his current position in
PHOTO              November 1995 and had previously served from October 1993 to January 1996 as President and
                   Chief Executive Officer of Richard-Allan Medical Industries, a medical device manufacturer.
                   Prior to that, he had served as Vice Chairman of the Board of Upjohn. Mr. Parfet serves as a member of the Board of Directors of CMS Energy Corporation, the Financial Accounting
                   Foundation, Stryker Corporation and Sybron International. He had served as a Director of
                   Upjohn before the Combination. He is a member of the Audit Committee and the Nominating and
                   Corporate Governance Committee of the Board of Directors. From time to time, the Company has retained MPI Research, LLC to conduct pre-clinical and clinical testing work for the
                   Company, fees for which totaled approximately $918,500 in 1998. In addition, MPI Research conducts pre-clinical and clinical testing work for independent entities with whom the
                   Company has contractual and business relationships. Mr. Parfet is the brother of Donald R.
                   Parfet, Senior Vice President of the Company.
                   ULLA REINIUS, AGE 61, PRESIDENT OF U. REINIUS FINANSFAKTA AB, PUBLISHER AND FINANCIAL
ULLA REINIUS       INFORMATION CONSULTANT. Ms. Reinius is also a member of the Board of Directors of the
PHOTO              Swedish Association for Share Promotion and a member of the Ethical Advisory Board of the
                   Swedish County Pension Funds and of the Swedish Royal Opera. She is a former member of the
                   Swedish Government Ethical Committee. She had served as a Director of Pharmacia before the
                   Combination. She is a member of the Audit Committee of the Board of Directors.

                            MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                                             TERM EXPIRING IN 2001
                   GUSTAF DOUGLAS, AGE 61, CHAIRMAN OF INVESTMENT AB LATOUR, AN INVESTMENT HOLDING COMPANY. Mr.
GUSTAF DOUGLAS     Douglas is also Chairman of the Stockholm Chamber of Commerce and AB Fagerhult, Vice
PHOTO              Chairman of Securitas AB and Sveriges Television AB, and a member of the Board of Directors of Assa Abloy AB, Munksjo AB, Sakl AB and Stiftelsen Svenska Dagbladet. He had served as a
                   Director of Pharmacia before the Combination. He is a member of the Compensation Committee and the Audit Committee of the Board of Directors.
                   FRED HASSAN, AGE 53, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY. Mr. Hassan had
FRED HASSAN PHOTO  been Executive Vice President and a member of the Board of Directors of American Home
                   Products Corporation immediately prior to joining the Company in May 1997, and had been
                   Senior Vice President of American Home Products Corporation before that. He joined the Board in 1997 and is a member of the Executive Committee of the Board of Directors.

                        OLOF LUND, AGE 68, FORMER PRESIDENT AND CHIEF EXECUTIVE
OLOF LUND PHOTO         OFFICER OF CELSIUS INDUSTRIER AB, A DEFENSE MANUFACTURING
                        COMPANY. Mr. Lund is the Chairman of AssiDoman AB, Enator
                        AB, SIAR Foundation and the Swedish Financial Accounting
                        Standards Council, and is a member of the Board of Directors of FPG/AMFK, Posten AB and the Federation of Swedish
                        Industries. Mr. Lund is also a member of the Royal Academy of War Sciences. He had served as a Director of Pharmacia
                        before the Combination. He is a member of the Executive
                        Committee and the Nominating and Corporate Governance
                        Committee of the Board of Directors.
                        C. STEVEN MCMILLAN, AGE 53, PRESIDENT AND CHIEF OPERATING
C. STEVEN               OFFICER OF SARA LEE CORPORATION, A CONSUMER GOODS COMPANY.
MCMILLAN PHOTO          Mr. McMillan previously held other management positions at
                        Sara Lee before assuming his current position. Mr. McMillan is a member of the Board of Directors of Sara Lee
                        Corporation and Illinova Corporation. He also serves on the
                        Boards of several not-for-profit and civic organizations. He joined the Board in 1998 and is a member of the Nominating and Corporate Governance Committee of the Board of
                        Directors.

                   INFORMATION CONCERNING SECURITY OWNERSHIP

                   SHARES OF COMMON STOCK BENEFICIALLY OWNED
                       BY HOLDERS OF FIVE PERCENT OR MORE

  Under regulations of the United States Securities and Exchange Commission, persons who have power to vote or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares.

  Set forth in the following table is the beneficial ownership of the holders of 5% or more of the Company's Common Stock as of December 31, 1998 based on
Schedule 13G filings reported to the Securities and Exchange Commission:

                  SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)

                      NAME AND ADDRESS                               AMOUNT OF
                    OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP    % OF CLASS
                    -------------------                         --------------------    ----------
Wellington Management Company...............................         39,138,163            7.7%
  75 State Street
  Boston, Massachusetts 02109 USA
Putnam Investments, Inc.....................................         35,210,877            6.9%
  One Post Office Square
  Boston, Massachusetts 02109 USA

-------------------------
(1) As of December 31, 1998, 35,766,282 shares of the Company's Common Stock, representing 7% of the class, were held by the Ministry of Industry and Commerce of the Kingdom of Sweden through Forvaltningsaktiebolaget Stattum, Fredsgatan 8, S-103 33, Stockholm, Sweden. These shares were sold to the public in January 1999.

                   SHARES OF COMMON STOCK BENEFICIALLY OWNED
                      BY DIRECTORS AND EXECUTIVE OFFICERS

  Set forth in the following table are the beneficial ownership of the Company's Common Stock (either as Common Stock or in the form of Swedish Depositary Shares) as of the close of business on January 31, 1999 of individual directors continuing in office after the Annual Meeting, the nominees for election at the Annual Meeting, the Company's officers set forth in the Summary Compensation Table included in this proxy statement, and all such directors, nominees and officers as a group.

                                                         SHARES OF COMMON STOCK BENEFICIALLY OWNED
                                                ------------------------------------------------------------
                                                                             SHARED
                                                  TOTAL      SOLE VOTING     VOTING        OPTIONS
                                                AMOUNT OF      AND/OR        AND/OR      EXERCISABLE
                                                BENEFICIAL   DISPOSITIVE   DISPOSITIVE    WITHIN 60    % OF
                                                OWNERSHIP       POWER         POWER         DAYS       CLASS
                                                ----------   -----------   -----------   -----------   -----
Goran A. Ando(1)..............................     36,472         3,138                     33,334       *
Richard H. Brown(2)(5)........................     13,778        13,778                                  *
Frank C. Carlucci(2)..........................     23,555        23,555                                  *
Christopher J. Coughlin(1)....................     81,802        25,135                     56,667       *
Gustaf Douglas................................    151,917         1,917       150,000                    *
M. Kathryn Eickhoff(2)........................      6,577         6,577                                  *
Soren Gyll....................................      7,827         7,827                                  *
Fred Hassan(1)................................    620,023       353,355                    266,668       *
Berthold Lindqvist............................      1,917         1,917                                  *
Olof Lund.....................................      2,292         2,292                                  *
C. Steven McMillan............................      5,000         5,000                                  *
William U. Parfet(1)(2)(3)(4).................  1,461,320       568,658       892,662                    *
Ulla Reinius..................................      1,917         1,917                                  *
Timothy G. Rothwell(1)........................     89,962        16,627                     73,335       *
Bengt Samuelsson..............................      2,667         2,667                                  *
Carrie Smith Cox(1)...........................     75,063            61                     75,002       *
Directors, Nominees and all Executive Officers
  as a Group (19 persons)(1)(2)(3)(4)(5)......  2,658,312     1,020,643     1,042,662      595,007       *

-------------------------
 *  Less Than 1%

(1) Includes the following number of shares or share equivalents credited under the Company's Employee Savings Plan with respect to which the individual has sole voting power: G.A. Ando, 138; C.J. Coughlin, 135; F. Hassan, 224; W.U. Parfet, 6,875; T.G. Rothwell, 180; C. Smith Cox, 61; and directors, nominees and all executive officers as a group, 7,969.

(2) Includes the following number of shares representing deferred directors' fees payable in stock which are held in trust with respect to which the individual has shared voting power: F.C. Carlucci, 22,578; M.K. Eickhoff, 2,735; and W.U. Parfet, 254.

(3) Excludes the following share units which were awarded under the Company's prior Incentive Compensation Plans but payment of which is deferred: W.U. Parfet, 322; and directors, nominees and all executive officers as a group, 322.

(4) Includes shares held in trust over which voting and/or dispositive power is shared in his capacity as trustee under various trusts.

(5) Excludes 507 shares held by the spouse of R.H. Brown and 607 shares held by the spouses of directors, nominees and all executive officers as a group.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports of ownership and changes in ownership of the Company's stock with the

Securities and Exchange Commission and the New York Stock Exchange. The Company believes that all required reports were timely filed by its officers and directors during 1998 except that Hakan Astrom, an officer of the Company, and
C. Steven McMillan, a director of the Company, each filed one late report.

                       BOARD OF DIRECTORS AND COMMITTEES

  The Board of Directors held nine meetings during 1998. The Board consists entirely of non-employee directors except for the Chief Executive Officer of the Company.

  The Compensation Committee of the Board of Directors met four times during 1998 to determine the compensation and benefits of the Board and the Company's executive officers. Current members of the Compensation Committee are R.H. Brown, Chairman, F.C. Carlucci, G. Douglas and B. Lindqvist, none of whom is an employee of the Company.

  The Audit Committee, which met four times in 1998, assists the Board in fulfilling responsibilities to oversee financial policy and planning, capital spending plans, material financial transactions, accounting, auditing and financial reporting practices, internal control policies and procedures, corporate compliance policies, and public and social policy matters of the Company. The Committee recommended to the Board of Directors the selection of PricewaterhouseCoopers as the Company's independent auditors; reviewed the annual financial statements and discussed them with the auditors and financial staff of the Company prior to their submission to the Board of Directors; reviewed the independence of the independent accountants conducting the audit; reviewed the services provided by the independent accountants; reviewed the scope of the Company's internal audit program; discussed with management and the auditors the Company's accounting system and related systems of internal control; reviewed the Company's information security program, business ethics program, and clinical development policies and procedures; and consulted as it deemed necessary with the independent accountants, internal auditors and the Company's internal financial staff. Current members of the Audit Committee are
G. Douglas, Chairman, M.K. Eickhoff, W.U. Parfet and U. Reinius.

  The Nominating and Corporate Governance Committee of the Board met seven times during 1998. The Committee makes recommendations to the Board regarding Board and committee membership, director performance, officer candidates and plans for management succession. The Committee also reviews and recommends to the Board appropriate corporate governance policies and practices. The Committee will consider director nominees recommended by shareholders. Any such recommendations should be made in writing to the Secretary of the Company at the address set forth on the first page of this proxy statement. Current members of the Nominating and Corporate Governance Committee are W.U. Parfet, Chairman, O. Lund, C.S. McMillan and B. Samuelsson.

                        BOARD OF DIRECTORS COMPENSATION

  Effective at the Annual Meeting, annual compensation for non-employee members of the Board of Directors will consist of a retainer fee of $50,000 ($100,000 for the Chairman of the Board) and either 1,000 shares of the Company's Common Stock or a stock option for 3,000 shares of the Company's Common Stock having an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and a term of ten years. The chairperson of each Board committee receives an additional annual fee of $7,500. Directors are permitted to defer all or part of their fees in stock or cash until they leave the Board. There are no additional fees for attending regular meetings or serving on regular Board committees. The Company's Chief Executive Officer does not receive separate compensation for serving on the Board of Directors.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

  The Compensation Committee, consisting of four directors of the Company, none of whom were ever employees or officers of the Company or have any known interlocks with other corporate compensation committees, is responsible for the establishment and oversight of executive compensation policies and practices for the Company's executive officers.

COMPENSATION POLICIES

  The Company's primary objective is to maximize shareholder value over time. The Company seeks to encourage and reward executive efforts that create shareholder value through achievement of corporate objectives, business strategies and performance goals. The overall goal of the Compensation Committee is to develop compensation policies and practices that are consistent with and linked to the Company's strategic business objectives. This is accomplished by blending cash and equity compensation and by aligning the interests of executives with those of shareholders.

  There are certain principles to which the Committee adheres in structuring the compensation package for each of the executive officers. They are as follows:

  Long-Term and At-Risk Focus: The major portion of compensation for senior executive officers is composed of long-term, at-risk pay to align management with the long-term interests of shareholders. Over time, the Committee expects that less emphasis will be placed on base salary, annual cash incentives and employee benefits.

  Equity Based: Equity-based plans comprise the major part of the at-risk portion of total compensation, which is intended to instill ownership and long-term strategic thinking and link compensation to corporate performance and the interests of shareholders. Consistent with this philosophy, in 1998, the Compensation Committee established Stock Ownership Guidelines for officers and other key employees of the Company.

  Market Competitiveness: The Compensation Committee targets total compensation at the median of the range of total compensation of a comparator group of pharmaceutical companies consisting of Abbott Laboratories, American Home Products Corporation, Bristol-Myers Squibb Company, Eli Lilly and Company, Glaxo Wellcome plc, Hoechst Marion Roussel AG, Hoffmann-LaRoche and Company, Ltd. Johnson & Johnson, Merck & Company, Inc., Novartis AG, Pfizer Inc., Schering-Plough Corporation, SmithKline Beecham plc, and Warner-Lambert Company. This comparator group, which is different from the group used in the stock performance graph set forth below under the caption "Comparison of Cumulative Total Shareholder Return," was selected as the group of companies competing for employment of the same group of executives. Over time, the level of the Company's competitiveness in total compensation will be based heavily on the Company's stock price performance relative to other pharmaceutical companies. In line with this principle, total compensation is targeted at the median of the range of total compensation of the comparator group of pharmaceutical companies, but differentiated performance will result in actual total compensation levels within the second highest quartile relative to the peer companies, and clearly superior performance will result in actual total compensation levels within the top quartile relative to the peer companies.

COMPONENTS OF EXECUTIVE COMPENSATION

  The four primary components of executive compensation are:

  - Base salary

  - Annual incentives

  - Long-term incentives

  - Employee benefits

  Each category is offered to key executives in various combinations, structured in each case to meet varying business objectives. The philosophy underlying each element of executive compensation is discussed below.

  Base Salaries: All executive base salaries, including Mr. Hassan's, are based on several factors:

  - Competitive labor market position determined from market surveys

  - Level of job responsibility

  - Individual and team performance

  These factors are not weighted, and salary increases are based on a subjective assessment by the Compensation Committee.

  The Committee's objective is to ensure base salaries are competitive at or near the median of comparable global pharmaceutical companies. Base salaries above the median may be necessary, in some cases, to attract and retain key talent. Officer performance ratings and base salary increases are reviewed by the Committee annually.

  Annual Incentives: Target annual cash incentives and specific performance criteria are established each year for executive officers with the actual payout based on the extent to which the performance criteria are met. Below a threshold level of performance, no awards may be granted under the plan. For 1998, the actual award was based on growth in revenue, growth in earnings per share, and individual performance. Since these measures were met, the actual payouts above the median. Generally, Company-wide revenue and earnings-per-share growth are weighted equally with business unit and individual performance. The weightings may be adjusted to take into account unusual circumstances. Annual incentives are "targeted" at the industry median, with above-average and superior performance resulting in actual payouts above the median of the market.

  Long-Term Incentives: Long-term equity-based compensation, in the form of stock options and restricted stock, comprises the largest portion of the total compensation package for executive officers. In any given year, an executive officer may be offered stock options and/or restricted stock. Long-term incentives are targeted at the median, with above-average and superior performance resulting in awards above the median of the market.

    Stock Options: Stock options provide executives with the opportunity to buy Company stock, increase their equity in the Company and share in the appreciation in the value of the stock. The Committee grants stock options annually with ten-year terms at an exercise price equal to the fair market value on the date of grant. The stock options have value based on the level of stock price appreciation over the market price on the date of grant. This provides an incentive for executives to create wealth for the shareholders and rewards them in proportion to the gain received by other shareholders. Stock option awards generally vest over a three-year period for retention purposes.

    Grants for the executive officers, including Mr. Hassan, were based on a comparison of the pharmaceutical peer group.

    Restricted Stock: Restricted stock is used to focus executives on the long-term performance of the Company and to serve as a retention device for high potential and key employees. Restricted stock awards generally vest over a three-year period and are normally not granted on an annual basis.

    Mr. Coughlin and Mr. Rothwell received restricted stock in 1998 to compensate them for the loss of long-term incentive shares from their previous employers.

  Employee Benefits: Employee benefits offered to key executives are designed to provide a "safety-net" of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with the Company. Benefits offered to key executives are generally the same as those offered to other employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

  The compensation of F. Hassan was established by the Committee based on an analysis of his past performance as Chief Executive Officer, review of comparable compensation of chief executive officers of other leading global pharmaceutical companies, and application of the compensation policies described above.

  In view of Mr. Hassan's efforts in significantly improving shareholder value, strengthening results of operations and leading the Company's turnaround, and consistent with the policies stated above, Mr. Hassan received a base salary increase of 5% in January 1998, an annual incentive payout of $1,176,000 in March 1999, and 300,000 stock options in February 1998. All objectives set forth Mr. Hassan's 1998 incentive compensation - growth in revenue, growth in earnings per share and individual performance - were met.

  The Board of Directors evaluates the performance of the Company's President and Chief Executive Officer at least annually based upon both the Company's financial performance and the extent to which the strategic and business goals established for the Company are met. The Committee does not assign relative weights or rankings to particular factors but will make its determination based upon a consideration of all such factors.

POLICY ON DEDUCTIBILITY OF COMPENSATION

  The U.S. Internal Revenue Code limits to $1 million the corporate tax deduction for compensation paid to certain executive officers unless the compensation is based upon non-discretionary, pre-established performance goals. The Committee believes the stock options granted to the Company's executive officers meet the requirements for fully deductible compensation. However, since the annual incentive compensation plan reserves some discretion for the Committee to adjust awards to ensure that the efforts of the eligible group are compensated fairly and appropriately, such awards may not be fully deductible under the Internal Revenue Code.

  This Committee believes the executive compensation policies and programs described in this report serves the best interest of the shareholders. Compensation delivered to executives is intended to be linked to and commensurate with Company performance and with shareholder expectations. The Committee believes that the results of the compensation philosophy described in this report should be measured over a period of time sufficient to determine whether compensation strategy and philosophy development is aligned with and responsive to shareholder expectations.

                             COMPENSATION COMMITTEE

R.H. Brown, Chair          F.C. Carlucci         G. Douglas         B. Lindqvist

                             EXECUTIVE COMPENSATION

  The following table shows the total compensation received for the last three calendar years (or for such shorter period that the individual has been employed by the Company) by the current President and Chief Executive Officer of the Company and by the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION                                LONG-TERM COMPENSATION
                             ------------------------------------------------   --------------------------------------------------
                                                                                                    SECURITIES
                                                                   OTHER                            UNDERLYING
                                       BASE                       ANNUAL        RESTRICTED STOCK      OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR     SALARY       BONUS      COMPENSATION(1)   AWARDS(3)(4)(5)    (# OF SHARES)   COMPENSATION(2)
----------------------------------------------------------------------------------------------------------------------------------
F. Hassan,                   1998   $1,050,000   $1,176,000      $103,116                   0         300,000          $37,000
 President and Chief         1997   $  644,445   $  636,000      $ 42,280         $10,080,000         500,000                0
 Executive Officer(1)(3)
G. A. Ando,                  1998   $  662,600   $  523,274      $ 69,754                   0         250,000          $20,533
 Executive Vice President    1997   $  598,782   $  197,000      $ 20,028                   0          65,000                0
 and President, Research     1996   $  535,000   $  193,994      $170,840                   0          65,000                0
 and Development
T. G. Rothwell,              1998   $  676,552   $  600,300      $325,000         $   687,969         220,000          $42,333
 Executive Vice President
   and President,
   Pharmaceutical
   Operations(4)
C. J. Coughlin,              1998   $  520,833   $  464,750             0         $   996,290         170,000          $20,833
 Executive Vice President
   and Chief Financial
   Officer(5)
C. Smith Cox,                1998   $  463,500   $  371,415      $ 79,846                   0          75,000          $11,667
 Senior Vice President       1997   $  155,172   $  150,000      $ 26,934                   0         150,000                0
 and Head, Global Business
   Management(6)

-------------------------
(1) Includes, among other things, relocation allowance and moving expenses, amounts for reimbursement of taxes and related gross-ups for income taxes in excess of those that would have been incurred in the individual's home country, value of a Company car, and, in the case of G. A. Ando, a supplemental pension contribution equal to approximately $130,000 in 1996, and, in the case of T. G. Rothwell, a cash bonus to compensate for the loss of bonus from his prior employer. In addition, at the request of the Company for business reasons, F. Hassan remained in his home country's social security system while he was employed in the U.K., and the Company paid the resulting taxes of $353,484 on his behalf.

(2) All other compensation represents the Company match under the Company's Employee Savings Plan and the premiums paid by the Company for split-dollar life insurance for the benefit of the named individual.

(3) F. Hassan commenced employment on May 10, 1997. Under the terms of his employment agreement, in order to replace equity compensation awards received from his prior employer that he forfeited by joining the Company, he received 315,000 restricted shares of the Company's Common Stock, which are included in the table in accordance with the rules of the United States Securities and Exchange Commission at the fair market value on date of grant. All of these shares vested in 1998.

(4) T.G. Rothwell commenced employment on January 23, 1998. Under the terms of his employment agreement, in order to replace equity compensation awards lost from his prior employer, he received 18,500 restricted shares of the Company's Common Stock in 1998, which are included in the table at the fair market value on date of grant, 11,200 of which have already vested and 7,300 of which will vest on January 8, 2006. At year-end, the market value of the 7,300 unvested shares was $413,363. Dividends are paid on the restricted shares.

(5) C.J. Coughlin commenced employment on March 1, 1998. Under the terms of his employment agreement, in order to replace equity compensation awards lost from his prior employer, he received 25,000 restricted shares of the Company's Common Stock in 1998, which are included in the table at the fair market value on date of grant and which will vest on the third anniversary of his employment date. At year-end, these shares had a market value of $1,415,625. Dividends are paid on the restricted shares.

(6) C. Smith Cox commenced employment on August 27, 1997.

                              STOCK OPTION GRANTS

  During 1998, the following officers were granted stock options to purchase shares of the Company's Common Stock at an exercise price equal to the market price on date of grant. Stock options provide value to the officers in proportion to the value provided to all shareholders based on appreciation in the Company's stock price. Options will vest and can be exercised at the rate of one-third of the grant after each of the first three years of employment from the date of grant. Payment for exercising stock options may be made in either cash or shares of the Company's Common Stock. Upon a stock-for-stock exercise, the optionee will receive a new, non-qualified reloaded stock option at the then current market price for the number of shares tendered to exercise the option. The reloaded stock option will have an exercise term equal to the remaining term of the exercised option. Options granted in 1998 may only be exercised during employment or within three months after employment ceases, except that following retirement at or after age 65 or other termination of employment approved by the Compensation Committee of the Board, stock options may be exercised for periods specified in the option grant up to five years (but not beyond the original expiration date of the option).

                ORIGINAL STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                INDIVIDUAL GRANTS
                                     -----------------------------------------------------------------------
                                     NUMBER OF        % OF TOTAL
                                     SECURITIES        OPTIONS                                      GRANT
                                     UNDERLYING       GRANTED TO     EXERCISE OR                     DATE
                                      OPTIONS        EMPLOYEES IN    BASE PRICE     EXPIRATION     PRESENT
              NAME                    GRANTED        FISCAL YEAR       ($/SH)          DATE        VALUE(1)
              ----                   ----------      ------------    -----------    ----------    ----------
F. Hassan........................     300,000           3.07%          $40.03        2/24/08      $2,676,000
G. A. Ando.......................     250,000(2)        2.56%          $40.03        2/24/08      $2,230,000
T. G. Rothwell...................     220,000(3)        2.25%          $37.25        1/26/08      $1,962,400
C. J. Coughlin...................     170,000(4)        1.74%          $39.78        3/02/08      $1,516,400
C. Smith Cox.....................      75,000           0.77%          $40.03        2/24/08      $  669,000

------
(1) In accordance with the rules of the United States Securities and Exchange Commission, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company cannot predict or estimate the future price of the Company's Common Stock, and neither the Black-Scholes model nor any other model can accurately determine the value of an option. Accordingly, there is no assurance that the value realized by an officer, if any, will be at or near the value estimated in the Black-Scholes model. The Black-Scholes valuation was determined using the following assumptions: an average volatility of 24%, a dividend yield of 2.7%, a risk-free interest rate of 4.72%, a projected exercise period of 5.1 years and no additional value for reloaded stock options.

(2) Of these shares, 150,000 shares were under a special stock option grant that will vest only after three years of employment from the date of grant.

(3) Of these shares, 120,000 shares were to replace equity awards lost from his prior employer.

(4) Of these shares, 120,000 shares were to replace equity awards lost from his prior employer.

                             STOCK OPTION EXERCISES

  The following table shows the number of stock options exercised and the value realized by the named officers during 1998 and the number of unexercised stock options remaining at year-end and the potential value thereof based on the year-end closing market price of the Company's Common Stock of $56.6250:

             AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF
                                                         SECURITIES
                                                         UNDERLYING
                                                         UNEXERCISED      VALUE OF UNEXERCISED
                                                         OPTIONS AT      IN-THE-MONEY OPTIONS AT
                                                          FY-END(#)             FY-END($)
                             SHARES                    ---------------   -----------------------
                           ACQUIRED ON      VALUE       EXERCISABLE/          EXERCISABLE/
          NAME             EXERCISE(#)   REALIZED($)    UNEXERCISABLE         UNEXERCISABLE
          ----             -----------   -----------   ---------------   -----------------------
F. Hassan................          0              0    166,667/633,333    $4,104,175/$13,186,435
G. A. Ando...............    130,000     $2,005,941          0/250,000   $         0/$ 4,148,425
T. G. Rothwell...........          0              0          0/220,000   $         0/$ 3,984,370
C. J. Coughlin...........          0              0          0/170,000   $         0/$ 2,863,429
C. Smith Cox.............          0              0     50,001/174,999    $1,106,272/$ 3,457,005

               COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN

  Since the Company only became public on November 2, 1995, the Company's cumulative total shareholder return over a five-year period cannot be provided. However, the following graph shows the change in the Company's cumulative total shareholder return (stock price appreciation plus the cumulative value of reinvested dividends) compared to the Standard & Poor's 500 Stock Index and the Standard & Poor's Health Care (Drugs) Index (which includes Eli Lilly & Company, Merck & Company, Inc., Pfizer, Inc., Schering-Plough Corporation and the Company) for the period from November 2, 1995, when public trading in the Company's Common Stock began, until December 31, 1998. The graph assumes $100 was invested on November 2, 1995. It should be noted that during the period from August 18, 1995, the last trading day prior to the public announcement of the Combination of Upjohn and Pharmacia, until November 2, 1995, which is the starting date for the graph below, the market price for both Upjohn and Pharmacia stock increased significantly in anticipation of the benefits to be derived from the Combination. Further, the Company's cumulative total shareholder return during 1998 was in the top quartile of a comparable group of sixteen major global pharmaceutical companies. The stock performance as shown on the following graph should not be interpreted as a prediction of future stock performance.

                                   [GRAPH]

                                                   PHARMACIA & UPJOHN         S&P HEALTH CARE-DRUGS           S&P 500 INDEX
                                                   ------------------         ---------------------           -------------
'11/2/95'                                                100.00                      100.00                      100.00
'12/95'                                                  106.52                      109.76                      104.63
'3/96'                                                   110.32                      113.13                      110.25
'6/96'                                                   123.64                      119.32                      115.19
'9/96'                                                   115.69                      125.61                      118.75
'12/96'                                                  111.96                      136.88                      128.65
'3/97'                                                   104.24                      145.39                      132.10
'6/97'                                                    99.79                      186.54                      155.16
'9/97'                                                   105.57                      190.73                      166.79
'12/97'                                                  106.83                      218.01                      171.58
'3/98'                                                   128.51                      258.13                      195.51
'6/98'                                                   136.36                      279.10                      201.97
'9/98'                                                   149.21                      289.50                      181.88
'12/98'                                                  169.21                      330.75                      220.61

                              RETIREMENT BENEFITS

  The Company's executive officers participate in the Global Officer Pension Plan, which supplements the officer's other sources of retirement income to provide the officer with the actuarial value of an annual life annuity of 65% of the officer's final three-year average annual salary and cash bonus compensation prior to retirement from the Company, provided the officer retires at age 65 with at least ten years of service under the Plan. Appropriate adjustments will be made if the officer has less than ten years of service under the Plan or retires before age 65. The Global Officer Pension Plan provides that in no event will the retirement benefit be less than what the officer would have received had he remained in his home country pension plan for the duration of his employment with the Company.

  Because the Global Officer Pension Plan does not determine benefits solely by final average compensation and years of service but uses variable accrual rates to provide the 65% of final average compensation benefits at age 65 after ten years of service, the benefits under the Plan cannot be illustrated by a graduated table. However, the following table illustrates the estimated annual benefits that would be payable under the Company's Global Officer Pension Plan (before deductions for social security or other governmental retirement income and before deduction of any other sources of retirement income from the Company, its predecessors and any prior employers) at year-end and at age 65:

                     GLOBAL OFFICER PENSION PLAN TABLE (1)

                                          AGE AT               ANNUAL BENEFIT AT          ANNUAL BENEFIT
                                     DECEMBER 31, 1998      DECEMBER 31, 1998(2)($)      AT AGE 65 (3)($)
                                     -----------------      -----------------------      ----------------
F. Hassan........................           53                      128,000                  1,365,000
G. A. Ando.......................           49                      179,000                    711,000
T. G. Rothwell...................           47                       33,000                    819,000
C. J. Coughlin...................           46                       24,000                    691,000
C. Smith Cox.....................           41                       22,000                    512,000

-------------------------
(1) For purposes of this table, the individual's final average compensation under the Plan for both December 31, 1998 and at age 65 is deemed to be the individual's annualized base salary and targeted incentive compensation at year-end, which was $2,100,000 for F. Hassan, $1,093,290 for G.A. Ando, $1,260,000 for T.G. Rothwell, $1,062,500 for C.J. Coughlin, and $787,950 for
    C. Smith Cox.

(2) Amount payable if individual had terminated employment on such date and commenced benefits upon reaching age 55.

(3) Amount payable if individual were to continue employment at current compensation until age 65 and commence benefits upon reaching age 65.

                     EMPLOYMENT AGREEMENTS AND TERMINATION
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

  All of the executive officers named in the Summary Compensation Table have employment agreements with the Company providing for the payment of severance pay equal to twice the officer's annualized cash compensation (whether or not deferred) and continuation of employee benefits in the event such officer's employment is terminated by the Company other than for "cause" or by the employee with "good reason" as such terms are defined in the agreements. Mr. Hassan's employment agreement also provides for immediate vesting of all stock options in the case of involuntary termination and for payment of a pension equal to the greater of (i) the amount he would have received if he had remained employed with his prior employer until he retires and if his compensation had been the same as that received from the Company; or (ii) the amount determined under the Company's Global Officer Pension Plan, offset in either case by any pension benefits actually received from his prior employer.

                              SHAREHOLDER PROPOSAL

  For approval, the following proposal must receive the affirmative vote of a majority of the total number of shares voting on such matter at the Annual Meeting of Shareholders. The proposal was submitted by LENS Investment Management, LLC, Suite 400, 45 Exchange Street, Portland, Maine 04101. This shareholder owns 130,380 shares of the Common Stock of the Company.

                     SHAREHOLDER PROPOSAL AND SHAREHOLDER'S
                              STATEMENT IN SUPPORT

  RESOLVED: Pursuant to Section 109 of the Delaware General Corporation Law and in accordance with Article V, paragraph (2), and with Article VIII, paragraph (1), of the Company's Amended and Restated Certificate of Incorporation, the Company's shareholders hereby amend Article III of the Company's By-Laws to add the following section:

        Section 3.12. Eligibility of Directors. Notwithstanding any other provisions of these By-Laws, no member of the Pharmacia & Upjohn Board of Directors may serve on the boards of more than two (2) other for profit corporations; provided, however, that any Director who is a Director at the time this section is adopted and who serves on the boards of more than two (2) other for profit corporations has until the next annual meeting to comply with this limitation or is hereby declared ineligible to serve as Director of the corporation.

               SHAREHOLDER'S STATEMENT IN SUPPORT OF ITS PROPOSAL

  Pharmacia & Upjohn is a company in the midst of many challenges. The merger between Upjohn and Pharmacia in 1995 has failed to live up to expectations. Weak revenue growth, low operating margins, and an undifferentiated product mix have held back profits and shareholder return. Additionally, the company has significant cash resources and leverage capacity which remain under-utilized. The Board of Directors and senior management are engaged in an exhaustive reengineering of the corporation's business activities to turn the company around. Shareholders have a justifiable expectation that their Board of Directors will be comprised of individuals who are able to give attention, focus, and clarity to this important effort.

  It is obvious that certain directors are constrained in their ability to contribute their full attention and energy to the duties entrusted to them by the shareholders of the corporation. In fact, according to the company's 1998 Notice of Annual Meeting and proxy statement, one director of the corporation serves as a director of no less than seven other for profit corporations and as chairman of another.

  Recognizing the enormity of a director's job in today's world, the Council of Institutional Investors has established the policy that, "absent unusual, specified circumstances, directors with full-time jobs should not serve on more than two other boards. If the director is a currently serving CEO, he or she should only serve as a director of one other company, and do so only if the CEO's own company is in the top half of its peer group. Board service guidelines should also cover maximum directorships or other outside commitments for directors who do not hold full-time jobs.

  We believe that this view has particular relevance in the case of a corporation facing the challenges of Pharmacia and Upjohn. We hold that this company has tremendous latent value, but this potential will not be realized without a maximum of diligent scrutiny, persistent effort and personal commitment from our directors. They do not have time to spare.

                         BOARD OF DIRECTORS' STATEMENT
                          AGAINST SHAREHOLDER PROPOSAL

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

  The Board believes that precluding service on the Company's Board of Directors simply because of the number of other boards on which a person serves is not in the best interests of the Company or its shareholders.

  In determining the qualifications of both incumbent directors and new candidates to serve on the Board, the Nominating and Corporate Governance Committee considers many factors, such as business experience, diversity and specialized skills, as well as the person's ability and willingness to devote the time and attention required to effectively serve on the Company's Board. Serving on other corporate boards is only one of many factors, including present employment and personal activities, affecting the time and attention an individual can devote to Board matters. The Nominating and Corporate Governance Committee only selects those persons who are able to make the necessary commitment to serve the Company and its shareholders effectively. The Committee annually assesses the functioning of the Board and the performance of individual directors, including their attendance.

  The Nominating and Corporate Governance Committee needs the discretion to nominate the individuals who are best qualified overall to serve on the Company's Board and who meet the needs of the Board at that time. Establishing a rigid limit on the number of other boards on which a Director may serve would deny the Company's Board and shareholders the benefit of many individuals who may be better qualified to serve than those who do not serve on more than two other boards. In addition, the experience and knowledge gained from serving on other boards is a valuable asset that many directors bring to the Board.

  For these reasons, the Board recommends a vote against this shareholder proposal.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  PricewaterhouseCoopers has been selected by the Board of Directors to be the Company's independent accountants. Representatives from the firm will be present at the Annual Meeting of Shareholders and will be given an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

                        RECEIPT OF SHAREHOLDER PROPOSALS

  For inclusion in the Company's proxy statement, all shareholder proposals for consideration at the Annual Meeting of Shareholders of the Company to be held in the year 2000 must be received by the Secretary of the Company at the address set forth on the first page of this proxy statement by December 15, 1999. Such proposals must also comply with all regulations of the Securities and Exchange Commission.

                                 OTHER BUSINESS

  The Company knows of no other business to come before the meeting. If, however, other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in their discretion in accordance with their best judgment.

                                          By order of the Board of Directors,
                                          Don W. Schmitz
                                          Secretary
Dated: March 18, 1999

                       PHARMACIA & UPJOHN LOGO
                            PHARMACIA & UPJOHN LOGO

                            RECYCLE LOGO98-182 3/99

                                     [FRONT]


                            PHARMACIA & UPJOHN, INC.

                      ANNUAL MEETING, APRIL 20, 1999                       PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints S. Gyll and F. Hassan, and each of them, as proxies with power of substitution, to vote all the stock of PHARMACIA & UPJOHN, INC. which the undersigned has the power to vote at the Company's Annual Meeting or at any adjournment thereof, as specified on the reverse side. If applicable, this proxy shall also govern the voting of stock held for the account of the undersigned in the Company's Employee Savings Plan.
  IF YOU SIGN THIS PROXY WITHOUT MARKING ANY OVALS, THIS PROXY SHALL BE VOTED FOR ALL NOMINEES, AGAINST THE SHAREHOLDER PROPOSAL AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

97-177  2/99                   [ ]   Check here for address change.

                               New Address:
                                           -------------------------------------

                               -------------------------------------------------

                               -------------------------------------------------

                               [ ] Check here if you plan to attend the meeting.

--------------------------------------------------------------------------------

Dear Shareholder:

  On the reverse side of this card are instructions on how to vote for the election of directors by telephone. Please consider voting by telephone. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient and it also saves the Company money.

                                     [BACK]

                 PLEASE MARK VOTE IN OVAL USING DARK INK ONLY. X
                            PHARMACIA & UPJOHN, INC.

-------------


-------------

                                        The Board of Directors recommends a vote FOR all nominees
                                                WITHHELD
                                            FOR all    from all
1.  NOMINEES: 01 - M. Kathryn Eickhoff,    nominees    nominees  FOR all nominees, except vote withheld from the following nominees:
02 - Berthold Lindqvist, 03 - Bengt           [ ]         [ ]     [ ]
Samuelsson, 04 - Richard H. Brown,
for three-year terms                                                 ---------------------------------------------------------------

The Board of Directors recommends a vote AGAINST the shareholder proposal

2.  SHAREHOLDER PROPOSAL                      FOR    AGAINST   ABSTAIN     3.  In their discretion on any other    FOR      AGAINST
                                              [ ]      [ ]       [ ]           matters properly arising during     [ ]        [ ]
                                                                               the meeting
------------------------------------------------------------------------------------------------------------------------------------


                                                                               PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. IF ACTING
                                                                               AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN REPRESENTATIVE
                                                                               CAPACITY, SIGN NAME AND INDICATE TITLE.

                                                                               -----------------------------------------------------
                                                                                    Signature                 Date

                                                                               -----------------------------------------------------
                                                                                    Signature                 Date
                                                                               PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY CARD
                                                                               PROMPTLY TO HARRIS TRUST AND SAVINGS BANK USING THE
                                                                               ENCLOSED ENVELOPE UNLESS YOU VOTE BY TELEPHONE.




                                                  ) FOLD AND DETACH HERE )



                          TELEPHONE VOTING INSTRUCTIONS
Dear Shareholders:

     Your vote is important to us. We have provided an automated telephone option for granting your proxy which you may access 24 hours a day by dialing this TOLL FREE NUMBER: 1-888-221-0693 (if located within the U.S.) on a touch-tone telephone.

     After dialing 1-888-221-0693, you will hear the following instructions:

         Please enter your six digit control number which appears directly above the words "Dear Shareholders". Please press 1 if you wish to vote for the recommendations of the Board of Directors. Please press 0 if you wish to vote on each proposal separately and the system will prompt you for your vote with instructions.

     Once this is completed, the telephone option will automatically hang up and your proxy will be voted as you directed. THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY CARD.

--------------------------------------------------------------------------------

   ADMITTANCE CARD TO PHARMACIA & UPJOHN'S 1999 ANNUAL MEETING OF SHAREHOLDERS



This is your Admittance card to gain access to Pharmacia & Upjohn's 1999 Annual Meeting of Shareholders to be held at the Radisson Plaza Hotel in Kalamazoo, Michigan, USA, on Tuesday, April 20, 1999 at 11:00 a.m. Please sign your name and present this card at one of the registration stations. Please note that a large number of shareholders may attend the meeting, and seating is on a first come, first served basis.

                              ----------------------------------------------
                                               Signature

                         THIS CARD IS NOT TRANSFERABLE